Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of January 25, 2023 (this “Agreement”) is made and entered into by and between Gesher I Acquisition Corp., a Cayman Islands exempted company limited by shares (the “Assignor”), and Freightos Limited, a Cayman Islands exempted company limited by shares (the “Assignee”).

WHEREAS, Assignor is party to: (i) that certain Forward Purchase Agreement, dated March 23, 2022 (as the same may be amended, amended and restated, supplemented or assigned from time to time, the “Forward Purchase Agreement”), by and between Assignor and M&G (ACS) Japan Equity Fund; and (ii); that certain Backstop Subscription Agreement, dated April 14, 2022 (the “Backstop Subscription Agreement”), by and between Assignor and Composite Analysis Group, Inc.; and

WHEREAS, pursuant to that certain Business Combination Agreement, dated as of May 31, 2022 (as the same may be amended, amended and restated or supplemented from time to time, the “BCA”), by and among Assignor, Assignee, Freightos Merger Sub I, a Cayman Islands exempted company limited by shares, and Freightos Merger Sub II, a Cayman Islands exempted company limited by shares, Assignor desires to assign and transfer to Assignee all of Assignor’s rights and obligations under the Forward Purchase Agreement and the Backstop Subscription Agreement, and Assignee desires to receive and accept from Assignor, all of Assignor’s rights and obligations under, and to be bound by and subject to all of the terms and conditions of, as if the Assignee were the original “Company” or “SPAC,” as applicable, party thereto, the Forward Purchase Agreement and the Backstop Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.            Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the BCA.

2.            Assignment and Assumption. Effective as of immediately prior to the First Effective Time, Assignor hereby assigns, sells, transfers, and conveys to Assignee, and Assignee hereby takes and accepts from Assignor, all of Assignor’s rights and obligations under, and agrees to be bound by and subject to all of the terms and conditions of, as if the Assignee were the original “Company” or “SPAC,” as applicable, party thereto, the Forward Purchase Agreement and the Backstop Subscription Agreement.

3.            Terms of the Agreement. The parties hereby acknowledge and agree that this Agreement is entered into pursuant to, and shall be governed entirely by, the terms and conditions of the BCA, and is intended only to effect the assignment and assumption of the rights and obligations of Assignor set forth herein. None of the terms or conditions of the BCA, including without limitation, the representations and warranties of the parties therein or the rights, remedies, and obligations of the parties thereunder, shall be deemed superseded, enlarged, modified, waived, or altered in any way by this Agreement but shall remain in full force and effect to the full extent provided therein. The terms of the BCA are incorporated herein by this reference. In the event of any conflict or inconsistency between the terms of the BCA and the terms hereof, the terms of the BCA shall govern.

4.            Further Assurances. The parties hereto agree to take all such further actions and execute, acknowledge, and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement. Without limiting the foregoing, (a) Assignor agrees to execute, acknowledge, and deliver to Assignee all such other additional instruments, notices, and other documents and to do all such other and further acts and things as may be reasonably necessary to more effectively consummate the assignments and assumptions contemplated by this Agreement, and (b) Assignee agrees to execute, acknowledge, and deliver to Assignor all such other additional instruments, notices, and other documents and to do all such other and further acts and things as may be reasonably necessary to more effectively consummate the assignments and assumptions contemplated by this Agreement.

5.            Expenses. Each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution, and performance of this Agreement.

6.            Governing Law. This Agreement shall be governed by the law of the State of Delaware without giving effect to any conflict of laws provisions thereof.

7.            Counterparts. This Agreement may be executed and delivered in separate counterparts with separate signature pages, all of which when taken together shall constitute one instrument. Delivery by electronic transmission (including electronically mailed pdf) of an executed original or the retransmission of any electronic transmission (including electronically mailed pdf) shall be deemed to be the same as delivery of an executed original.

8.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be duly executed and delivered as of the day and year first set forth above.

ASSIGNOR:

GESHER I ACQUISITION CORP.

By:	/s/ Ezra Gardner
Name: Ezra Gardner
Title: Chief Executive Officer

ASSIGNEE:

FREIGHTOS LIMITED

By:	/s/ Zvi Schreiber
Name: Zvi Schreiber
Title: Chief Executive Officer